Exhibit 99.2

BARNHART TRANSPORTATION, LLC AND AFFILLIATES
North East, Pennsylvania

Combined Financial Statements
As of June 30, 2023 and December 31, 2022 and
for the six-month periods ended June 30, 2023 and 2022

and Independent Accountant's Review Report Thereon

CONTENTS

PAGE

INDEPENDENT ACCOUNTANT'S REVIEW REPORT	1

COMBINED FINANCIAL STATEMENTS

Balance Sheets, June 30, 2023 and December 31, 2022	2

Statements for the six-month periods ended June 30, 2023 and 2022

Income and Members' Equity	3

Cash Flows	4

Notes to the Combined Financial Statements	6

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

Board of Directors

Barnhart Transportation, LLC and Affiliates

North East, Pennsylvania

We have reviewed the accompanying combined financial statements of Barnhart Transportation, LLC and Affiliates (Company), which comprise the combined balance sheets as of June 30, 2023 and December 31, 2022, and the related combined statements of income and members’ equity and cash flows for the six-month periods ended June 30, 2023 and 2022, and the related notes to the combined financial statements (financial statements). A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with U.S. GAAP. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with U.S. GAAP.

Pittsburgh, Pennsylvania

September 14, 2023

BARNHART TRANSPORTATION, LLC AND AFFILIATES

COMBINED BALANCE SHEETS

	June 30	December 31
	2023	2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	5,599,435	$5,198,950
Investments	1,158,974	1,455,890
Accounts receivable, net	6,621,281	8,751,540
Other receivables	518,632	376,612
Notes receivable	40,521	60,514
Inventories	762,164	779,835
Prepaid and other	1,030,822	564,660

Total Current Assets	15,731,829	17,188,003

Tractors and transport equipment	11,031,433	11,091,411
Trailers	13,891,981	13,669,558
Leasehold improvements	1,225,496	1,171,775
Machinery and equipment	802,730	1,338,490
	26,951,640	27,271,234
Less - Accumulated depreciation	(18,014,460)	(17,031,108)
	8,937,180	10,240,126

Intangible assets, net	68,041	79,096
Accounts receivable - related parties	7,076,672	6,956,072
Notes receivable	7,820	14,317
Operating right-of-use assets	1,890,030	2,211,742

	33,711,572	$36,689,357

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	2,544,190	$2,554,060
Other liabilities	1,314,231	1,657,217
Current portion of operating lease liability	643,423	643,424
Current portion of long-term debt	2,646,406	2,783,226

Total Current Liabilities	7,148,250	7,637,927

OPERATING LEASE LIABILITY	1,246,607	1,568,319

LONG-TERM DEBT	2,163,342	2,517,904

MEMBERS' EQUITY	23,153,373	24,965,207

	33,711,571	$36,689,357

The accompanying notes and independent accountant's review report should be read with these combined financial statements

2

BARNHART TRANSPORTATION, LLC AND AFFILIATES

COMBINED STATEMENTS OF INCOME AND MEMBERS’ EQUITY
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

	2023	2022

REVENUE	$31,757,180	$42,024,144

COST OF REVENUE	27,789,479	35,110,834

Gross Profit	3,967,701	6,913,310

OPERATING EXPENSES	4,246,596	3,952,713

(Loss) Income From Operations	(278,895)	2,960,597

OTHER INCOME (EXPENSE)
Interest expense	(112,950)	(61,682)
Gain on sale of equipment	179,365	307,725
Other	1,624,026	(24,488)
Interest income	131,100	12,034
	1,821,541	233,589

Net Income	1,542,646	3,194,186

MEMBERS' EQUITY
Beginning of period	24,965,207	21,490,593

Members' distributions	(3,354,479)	(11,250)

End of period	$23,153,373	$24,673,530

The accompanying notes and independent accountant's review report should be read with these combined financial statements

3

BARNHART TRANSPORTATION, LLC AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,542,645	$3,194,186
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	2,171,403	2,119,046
Noncash lease expense	321,710	308,817
Gain on sale of property and equipment	(179,365)	(307,725)
Net realized and unrealized (gains) losses on investments	(66,084)	77,634
Change in allowance for doubtful accounts	9,979	18,527
Changes in assets and liabilities:
Accounts receivable	2,120,280	(571,170)
Other receivables	(20,737)	(20,737)
Inventories	17,672	(157,012)
Prepaids and other	(587,443)	(622,934)
Accounts payable	(9,869)	1,300,712
Operating lease liability	(321,712)	(308,817)
Other liabilities	(342,986)	407,728
Net Cash Provided By Operating Activities	4,655,493	5,438,255

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(107,764)	(475,882)
Proceeds from sale of property and equipment	610,489	573,070
Purchases of intangible assets	-	9,270
Payments on notes receivable	39,014	40,618
Additions to notes receivable	(12,525)	(24,700)
Purchase of investments	-	(1,000,000)
Proceeds from the sale of investments	363,000	-
Loans and advances to related parties, net	(120,599)	(267,541)
Net Cash Provided By (Used In) Investing Activities	771,615	(1,145,165)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(1,672,147)	(1,688,333)
Member distributions	(3,354,477)	(11,252)
Net Cash Used In Financing Activities	(5,026,624)	(1,699,585)

Net Increase in Cash and Cash Equivalents	400,484	2,593,505

CASH AND CASH EQUIVALENTS
Beginning of period	5,198,951	1,569,109

End of period	$5,599,435	$4,162,614

4

	2023	2022

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$112,950	$61,682

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Capital expenditures funded by issuance of long-term debt	$1,180,764	$2,145,242

The accompanying notes and independent accountant's review report should be read with these combined financial statements

5

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 1 - ORGANIZATION

Barnhart Transportation, LLC and Affiliates (collectively, the Company) is a transportation solution provider offering a diversified range of services to clients and their specific transportation needs. The Company specializes in pneumatic dry bulk sand and cement, flatbed, step-deck, double-drop, RGN, over-dimensioned, heavy haul, dry van, nonhazardous liquids, intermodal drayage, and LTL shipments within the United States, Canada and Mexico. The Company also has a fleet maintenance division that handles most of the maintenance required on its equipment along with a freight brokerage division that works with partner carriers to provide innovative freight solutions. Additionally, the Company has integrated international freight forwarding, commercial tank cleaning, warehousing and transloading services that allow for comprehensive transportation solutions, that cater to diverse customer needs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied by management in the preparation of the accompanying combined financial statements are as follows:

Basis of Combination - The accompanying combined financial statements include the financial position, results of operations and cash flows of Barnhart Transportation, LLC; Lake Shore Logistics, LLC; Legend Equipment Leasing, LLC; Barnhart Fleet Maintenance, LLC; Lake Shore Global Solutions, LLC; and Route 20 Tank Wash, LLC, all of which are under common control and ownership. All intercompany balances and transactions have been eliminated in combination.

Use of Estimates - The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Company places its cash with high-credit quality financial institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation insurance limit.

Investments - Valued at the daily closing price as reported by the fund, investments in marketable securities with readily determinable fair values are stated at fair value based on quoted prices in active markets. The Company discloses the category of assets and liabilities measured at fair value into one of three different levels, depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement, and generally approximate fair value either due to their short-term nature or terms the Company could obtain in the current market. The Company does not have any Level 3 financial assets or liabilities as of June 30, 2023 and December 31, 2022.

6

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table presents the cost basis and fair value of the Company’s major categories of investments:

The following table depicts the level in the fair value hierarchy of the input used to estimate fair value of investments measured on a recurring basis as of June 30, 2023 and December 31, 2022:

The following table presents the detail of income (loss) from investments for the periods ended June 30, 2023 and 2022:

7

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Realized and unrealized gains and losses, interest and dividends are recognized in other income in the combined statements of income and members’ equity.

Accounts Receivable - Accounts receivable are reported at the amount management expects to collect from outstanding balances. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Provisions are made for estimated uncollectible trade accounts receivable. The Company’s estimate of the allowance is based on historical collection experience, a review of the current status of trade receivables and judgment. Decisions to charge off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts. The allowance for doubtful accounts as of June 30, 2023 and December 31, 2022 is approximately $67,000 and $57,000, respectively.

Leases - As of January 1, 2022, leases are recognized under Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842) (ASU 2016-02). The Company evaluates leases based on the underlying asset groups. The assets currently underlying the Company’s leases include real estate (primarily buildings, office space, land and drop yards). Management’s significant assumptions and judgements include the determination of the discount rate (discussed below), as well as the determination of whether a contract contains a lease. A contract contains a lease if there is an identified asset and the Company has the right to control the asset.

Operating lease right-of-use assets represent the Company’s right to use an underlying asset for the lease term, and the lease liabilities represent the Company’s obligation to make lease payments arising from the lease. In the accompanying statements of income and members’ equity, rent expense for operating lease payments is recognized on a straight-line basis of the lease term. The Company’s operating real estate leases all have lease terms of five years and they do not include auto-renewal provisions.

Topic 842 allows lessees an option to not recognize right-of-use assets and lease liabilities arising from short-term leases. The Company does not have any leases twelve months or less.

Operating lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. The Company’s lease liabilities are recognized based on the present value of the remaining fixed lease payments, over the lease term, using a discount rate. The discounted rates for leases were determined based on U.S. Daily Treasury Par Yield Curve rates as of January 1, 2022, which was the adoption date of Topic 842.

See Note 9 for additional disclosures regarding the Company’s operating leases.

Concentration - Revenue recognized from the Company’s largest customer for the periods ended June 30, 2023 and 2022 approximated 29% and 24%, respectively, of total revenue. The balance due from the Company’s largest customer as of June 30, 2023 and December 31, 2022 approximated 27% and 28%, respectively, of accounts receivable.

Inventories - Inventories, consisting mainly of tires and transportation-related supplies, are stated at the lower of cost or net realizable value determined by the first-in, first-out method. Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value.

8

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fixed Assets - Fixed assets are recorded at the lower of cost or market. Repairs and maintenance that do not extend the lives of the applicable assets are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives of the related assets are as follows:

Buildings and improvements	15 - 40 years
Transportation equipment	3 - 10 years
Furniture and fixtures	3 - 7 years

Depreciation expense for the periods ended June 30, 2023 and 2022 amounted to approximately $2,149,000 and $2,120,000, respectively.

The Company reviews the carrying value of fixed assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable from the estimated future cash flows expected to result from its use a eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition and other economic factors. Based on management’s evaluation, there was no impairment at June 30, 2023 and December 31, 2022.

Intangible assets subject to amortization consist of software and computer licenses. The Company is amortizing the intangible assets on a straight-line basis over various periods based on the asset’s future economic benefit. Amortization related to intangible assets for the periods ended June 30, 2023 and 2022 amounted to approximately $11,000 and $9,000, respectively.

Revenue Recognition - Revenues are recognized over time as control of the promised services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.

The Company generates revenues from billings for transportation services under contracts with customers, generally on a rate per mile or fixed rate per shipment, based on origin and destination of the shipment. The Company’s performance obligation arises when it receives a shipment order to transport a customer’s freight and is satisfied upon delivery of the shipment. The transaction price may be defined in a transportation services agreement or negotiated with the customer prior to accepting the shipment order. A customer may submit several shipment orders for transportation services at various times throughout a service agreement term, but each shipment represents a distinct service that is a separately identified performance obligation. The Company often provides additional or ancillary services as part of the shipment (such as loading/unloading and stops in transit), which are not distinct or are not material in the context of the contract; therefore, the revenues for these services are recognized with the freight transaction price. The average transit time to complete a shipment is approximately two days. Invoices for transportation services are typically generated soon after shipment delivery and, although payment terms and conditions vary by customer, are generally due within 30 days after the invoice date.

The Company also generates revenues from equipment leases, to include terminal rental adjustment clause (TRAC) leases. Equipment leases are recognized and billed monthly and renewed annually. TRAC leases are a set term for anywhere from one to five years with weekly payments and a 20% balloon payment at the conclusion of the lease term.

9

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The combined statements of income and members’ equity reflect recognition of transportation revenues (including fuel surcharge revenues) and related direct costs over time as the shipment is being delivered. The

Company uses distance shipped (for the Truckload segment) and transit time (for the Logistics segment) to measure progress and the amount of revenues recognized over time, as the customer simultaneously receives and consumes the benefit. Determining a measure of progress requires the Company to make judgments that affect the timing of revenues recognized. The Company has determined that the methods described provide a faithful depiction of the transfer of services to the customer.

For shipments where a third-party capacity provider (including independent contractors under contract with the Company) is utilized to provide some or all of the service, the Company evaluates whether it is the principal (i.e., report revenues on a gross basis) or the agent (i.e., report revenues on a net basis). Generally, the third party reports such revenues on a gross basis; that is, it recognizes both revenues for the service it bills to the customer and rent and purchased transportation expense for transportation costs it pays to the third-party provider. Where the Company is the principal, it controls the transportation service before it is provided to the Company’s customers, which is supported by the Company being primarily responsible for fulfilling the shipment obligation to the customer and having a level of discretion in establishing pricing with the customer.

Rental income related to the Company’s leasing arrangements is recognized when earned over the life of the lease agreement. Another source of revenue is through the Company’s service garage and the repair work that is completed on all of the Company’s assets, including both tractors and trailers. Service work is performed for outside customers along with the Company’s owner-operators and is recognized over the term of the service agreement.

Practical Expedient - The Company has elected to apply the practical expedient in Financial Accounting Standards Board (FASB) ASU No. 2014-09 Revenue from Contracts with Customers (Topic 606) to not disclose the value of remaining performance obligations for contracts with an original expected length of one year or less. Remaining performance obligations represent the transaction prices allocated to future reporting periods for freight shipments started but not completed at the reporting date at which the Company expects to recognize revenues in the period subsequent to the reporting date. Transit times generally average two days.

Income Taxes - The combined companies have been formed as limited liability companies under the laws of the Commonwealth of Pennsylvania. The members of each of the Company’s affiliates, Barnhart Transportation, LLC; Lakeshore Logistics, LLC; Barnhart Fleet Maintenance, LLC; and Legend Equipment Leasing, LLC, have elected under the Internal Revenue Code to be taxed as an S corporation. The members of each of the Company’s affiliates, Lake Shore Global Solutions, LLC and Route 20 Tank Wash, LLC, have elected under the Internal Revenue Code to be taxed as a partnership. In lieu of corporate income taxes, the members of an S corporation and partnership will be taxed on their appropriate share of the Company's taxable income; therefore, no provision or liability for federal or state income taxes has been included in the combined financial statements.

10

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A tax position is a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions shall be recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the position will be sustained. Tax positions that meet the more-likely-than-not threshold should be measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Whether the more-likely-than-not recognition threshold is met for a tax position is a matter of judgement based on the individual facts and circumstances of that position evaluated in light of all available evidence. If tax is incurred, the Company would accrue interest and penalties related to uncertain tax positions in income tax expense.

The Company has assessed the tax positions it has taken or expects to take in its tax return. As of June 30, 2023 and December 31, 2022, no liability for uncertain tax positions was required to be recorded. The Company’s tax returns are subject to examination by major taxing jurisdictions for years after 2019.

Advertising - The Company expenses advertising costs as they are incurred. Advertising expenses for the periods ended June 30, 2023 and 2022 are approximately $23,000 and $41,000, respectively.

NOTE 3 - RELATED-PARTY TRANSACTIONS

Related-party transactions arise in the ordinary course of business and are summarized as follows:

The Company has recorded amounts due from related parties of approximately $7,077,000 and $6,956,000 as of June 30, 2023 and December 31, 2022, respectively. These balances are classified as long-term, as repayment is expected beyond one year from the date of the Company’s combined balance sheets. These balances fluctuate in the normal course of business and do not bear interest.

The Company has recorded amounts payable to related parties of approximately $114,000 and $426,000 as of June 30, 2023 and December 31, 2022, respectively. These balances are classified as accounts payable on the Company’s combined balance sheets. These balances fluctuate in the normal course of business and do not bear interest.

The Company leases office and warehouse space under a noncancelable operating lease from an entity owned by the members. Rent is payable in monthly installments of approximately $55,000 through December 2026.

Rent expense for related-party leases was approximately $335,000 and $355,000 for the periods ended

June 30, 2023 and 2022, respectively.

11

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 4 - NOTES RECEIVABLE

The Company has notes receivable from sale of the services and parts, to include overhauls or placements to owner operators in the normal course of business. The notes are payable in weekly installments of principal and interest at 12%. The notes receivable have a term of no more than five years with maturities ranging from

2023 to 2024.

NOTE 5 - LONG-TERM DEBT

Long-term debt at June 30, 2023 and December 31, 2022 consists of the following:

Long-term debt is secured by substantially all corporate assets of the combined companies.

As of June 30, 2023, the aggregate annual principal payments on the long-term debt for the six-month period ending December 31, 2023 and the years thereafter were as follows:

12

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 6 - LINES OF CREDIT

The Company has a $1,750,000 revolving line of credit. Advances on the line are payable on demand and carry an interest rate of 1.50% above Secured Overnight Financing Rate (SOFR). The credit line is secured by substantially all corporate assets of the combined companies. There were no outstanding advances on the line at June 30, 2023 and December 31, 2022. The credit line is renewable on an annual basis and is set to expire in October 2023.

The Company has a $4,000,000 non-revolving line of credit, which is to be used to finance large equipment purchases. Each advance on the credit line shall be repaid in equal monthly installments of principal and interest based upon up to a five-year amortization period. The interest rate payable on each advance outstanding shall be a fixed rate equal to the prevailing market rate generally charged by the bank on commercial loans of similar nature, risk and duration as quoted by the bank to the Company on or before the date of each advance. There were no outstanding advances on the line at June 30, 2023 and December 31, 2022. The credit line is secured by substantially all corporate assets of the Barnhart Transportation, LLC, Lake Shore Logistics, LLC, Legend Equipment Leasing, LLC, and Barnhart Fleet Maintenance, LLC and is renewable on an annual basis.

The Company’s credit agreements with the bank contain certain financial covenants. The Company was in compliance with all terms and provisions of the agreements as of June 30, 2023 and December 31, 2022.

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company sponsors a voluntary 401(k) profit-sharing plan covering substantially all of its employees. The plan provides for Company contributions to match voluntary employee contributions up to 3% of eligible compensation and to match 50% of eligible compensation between 3% and 5%. Employer contribution obligations for the periods ended June 30, 2023 and 2022 were approximately $111,000 and $93,000, respectively.

NOTE 8 - EMPLOYEE RETENTION CREDIT

On December 30, 2022, the Company filed for the Employee Retention Credit (ERC), under the CARES Act, and further amended by the Consolidated Appropriations Act and the American Rescue Plan Act, for periods from March 13, 2020 through October 31, 2021. The ERC provided qualifying employers up to $5,000 of credit for each employee based on certain wages paid after March 12, 2020, and before January 1, 2021. Subsequent legislation increased the credit for each employee to $7,000 per calendar quarter after December 31, 2020, through September 30, 2021. The payroll tax returns amended and filed in 2022 approximated $1,519,000. In June 2023, the Company received the ERC funds plus interest from the Internal Revenue Service (IRS) and recorded as other income in the combined statements of income and members' equity for the period ended June 30, 2023. All companies that obtained any ERC funds may be subject to audit by the IRS within the statute of limitations, which ranges from three years for the 2020 quarters to five years for the 2021 quarters.

13

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 9 - LEASES

The FASB issued ASU 2016-02 Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases.

On June 30, 2023, the Company recognized a right-of-use asset amounting to $1,890,030 and a long term lease liability of $1,246,607 with a current portion of $643,424. On December 31, 2022, the Company recognized a right-of-use asset amounting to $2,211,742 and a long term lease liability of $1,568,319 with a current portion of $643,424. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of the future lease payments over the term. The leases have maturity dates from 2023 through 2026.

The Company’s leases are solely operating real estate leases that include offices, garage space and drop yards. Each of the Company's operating leases are leased from related party entities that are under common ownership. The Company’s leases have a fixed cost and do not include any variable components. None of the Company’s leases contain restrictions or covenants that restrict the Company from incurring other financial obligations. The Company does not have any finance leases.

Lease Cost - The Company’s lease expense within the accompanying combined statements of income and members’ equity was approximately $335,000 and $355,000 for the periods ended June 30, 2023 and 2022, respectively.

Lease liability calculation assumptions - The assumptions underlying the calculation of the Company’s right-to-use assets and lease liabilities are disclosed below:

14

BARNHART TRANSPORTATION, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022 AND

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2023 AND 2022

NOTE 9 - LEASES (Continued)

Maturity analysis of lease liabilities (as lessee) - As of June 30, 2023, estimated annual maturities of lease liabilities for the six-month period ending December 31, 2023 and the years thereafter were as follows:

The following table sets forth approximate cash paid for amounts included in the measurement of lease liabilities for the periods ended June 30:

NOTE 10 - CONTIGENCIES AND COMMITMENTS

The Company, from time to time, is involved in legal and other proceedings arising in the ordinary course of business. The Company believes that there are no significant claims or litigation pending that could, individually or in the aggregate, have a material adverse effect on its combined financial statements.

NOTE 11 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 14, 2023, the date on which the combined financial statements were available to be issued. On July 7, 2023, the Company was acquired by SMG Industries, Inc. (OTCMKTS: SMGI), a Texas-based transportation company. The acquisition was completed with a total consideration of approximately $55,750,000 in cash, stock and other assets. As a result of the acquisition, the Company, is now a wholly owned subsidiary of SMG Industries, Inc. There are no other subsequent events that have occurred that would require adjustments to disclosures in the combined financial statements.

15